Exhibit 10.19

(89)Nanerjianzi No. 014

Manufacturing and Export Zone Administrative Department,

Ministry of Economy    Nanzi Manufacturing and Export Zone

Land Lease Contract

Philips Electronic Building Elements Industries (Taiwan) Ltd (the “Lessee”) hereby leases four plots of public land in Nanzi Manufacturing and Export Zone from Manufacturing and Export Zone Administrative Department, Ministry of Economy (the “Lessor”). The lessee and the lessor enter into the lease contract as follows:

1.        Place, Rent and expenses of the Land

	Place of the Land						Monthly rent/m2	Rent payable per month	Public facilities construction expense payable per
Number of the property	Zone	Section	Subsection	Number of the land	Category of this zone	Leased area (m2)	(New Taiwan Dollars)	(New Taiwan dollars)	month (New Taiwan dollars)	Remarks
CL102	Nanzi	Heping		703						Approved for lease by the letter of Jingjiachu (89) erjianzi No. on May 22, 2000
	District	Section		704		2853	11.50	32809	0
				705
				706

Total						2853	11.50	32809	0

2.        The lease term is from May 16, 2000 to May 15, 2010.

3.        The land leased hereunder will be only used by approved enterprise operating business within the zone for constructing offices, factory buildings, warehouses or premises and the offices of the branches established by responsible organ of the enterprise within the zone.

4.        Within the period of the contract, if the lessee does not continue using the whole or part of the land leased by it, it shall apply for canceling the lease, but shall not sublease or lend the land to other persons.

5.        If the lessee applies for leasing land for constructing factory buildings or other buildings by itself, the following land shall be reserved as setback land: three meters between and behind adjoining lands leased by other persons; six meters facing a side of main road, five meters facing a side of inner ring and branch road, and four meters facing a side of sub-branch road. The lessee shall clean up and green the setback land at its own expense.

6.        If the lessee applies for leasing land for constructing factory buildings or other buildings by itself, such construction shall be based on the principle of constructing storied buildings. The floor area shall not be less than 50% and shall not be more than 70% of the area of the leased base. The following principles shall be observed:

6.1      The setback land around the base will be used for fire prevention, light, transportation, beautifying environment and so on, and shall not be used for building.

6.2      20% of the net area of the base after deducting the setback land shall be reserved as vacant land.

7.        The lessee shall automatically pay the treasury agency as designated by the lessor the rent and expenses 132,820 New Taiwan Dollars as set forth in Article 1 hereof before the fifth day of each month. If the lessee fails to make the payment after the payment day, liquidated damages will be additionally charged as follows:

7.1      If the delay is more than one month but less than two months, 5% of the amount of the rent will be additionally charged.

7.2      If the delay is more than two months but less than three months, 10% of the amount of the rent will be additionally charged.

7.3      If the delay is more than three months but less than four months, 15% of the amount of the rent will be additionally charged.

If the lessee fails to pay off the rent, expenses and liquidated damages after four months from the payment day, the lessor may recover the rent, expenses and liquidated damages and immediately terminate the contract.

8.        In the event the government prescribes the land price over again according to law, the rent hereunder will be adjusted according to the new land price from the 1st day of the month following the proclamation of new land price.

9.        If the lessee leases the land for constructing factory buildings or other buildings by itself, it shall commence the construction within three months from the execution of the contract and complete the construction according to the plan. If the lessee fails to commence the construction within the stipulated period or though the lessee applies for postponing the commencement but fails to commence the construction upon expiration of the postponed period or fails to complete the construction according to the plan, the lessor may terminate the contract and withdraw the land, and the rent and public facility construction expenses already paid will not be refunded. If there are uncompleted buildings on the land, the lessor can dispose them according to law or require the lessee to remove them, and the lessee shall not raise any objection or resist.

10.      If the lessee must excavate roads within the zone, water supply (drainage) pipeline or other public facilities for constructing factory buildings or other buildings, it shall apply to the lessor for approval and pay the deposit in advance and shall restitute the original state after the completion of the construction. The deposit paid by the lessee will be refunded without interest after restituting the original state; otherwise, the deposit will not be refunded.

11.      The lessor may terminate the contract by notifying the lessee under any of the following circumstances.

11.1    The use of the land by the lessee breaches the provisions of this contract.

11.2    The buildings owned by the lessee are purchased or requisitioned for value according to Article 12 of Manufacturing and Export Zone Setup and Administration Ordinance.

11.3    Accumulated rent and expenses defaulted by the lessee reaches the total amount of the rent and expenses for four months.

11.4    The contract may be terminated according to the Civil Law and Land Law.

12.      If the contract is terminated according to the foregoing Article, the lessee shall promptly return the land and transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within two years and shall pay the land rent for such period according Article 7 hereof. If the lessee fails to conduct such treatment or fails to complete such treatment within two years, the lessor may dispose of or purchase all the equipments and materials in or out of all the lessee’s buildings on the land according to law and have no objection.

13.      If the lessee needs reletting the land upon expiration of the lease term, it shall apply for reletting in writing three months prior to the expiration of the lease term. If the lessee does not apply for reletting upon expiration of the foregoing three months period, it shall return the land upon expiration of the lease term. The lessee shall transfer its buildings on the land to other enterprises operating businesses within the zone as approved by the administrative department or branch department within six months and shall pay the land rent for such period according Article 7 hereof. If the lessee fails to conduct such treatment or fails to complete such treatment within six months, it shall be deemed breached the contract, and the lessor may dispose of or purchase all the lessee’s buildings and all the equipments and materials in or out of such buildings on the land according to law.

14.      This contract is made in duplicate and will take effect as of the date signed by the Parties. Each Party holds one copy. In the event of any litigation arising from this contract, the competent court shall be designated by the lessor.

The Parties to the Contract:

The Contractor (Lessee): Philips Electronic Building Elements Industries (Taiwan) Ltd

Representative or Legal Representative: Ze Wenbo

Address: 10 Jingwu Road, Nanzi Manufacturing and Export Zone, Kaohsiung City

Number of the Business License: Jingjiachuxinzi No. 3407

The Contractor (Lessor): Manufacturing and Export Zone Administrative Department,

Ministry of Economy

Legal Representative: Pan Dingbai

Address: 600 Jiachang Road, Nanzi District, Kaohsiung City

June 10, 2000

Land location and area drawing

Heping section, Nanzi District, Kaohsiung City